UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

PARK AEROSPACE CORP.
(Exact name of registrant as specified in its charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Old Country Road Westbury, New York 11590 (Address of Principal Executive Offices) (Zip Code)
(631) 465-3600 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.10 per share	PKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 20, 2023, Park Aerospace Corp. (“Park” or the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Huffman Prairie Holdings, LLC, and related entities (collectively, “Huffman”).

Pursuant to the Cooperation Agreement, the Company agreed, among other things, to nominate and recommend Shane Connor, Managing Partner of Huffman, to Park’s Board of Directors (the “Board”) at the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”), with a term expiring at the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”). The Cooperation Agreement also provides that, subject to Mr. Connor’s election to the Board at the 2023 Annual Meeting, the Board will appoint Mr. Connor as a member of one of the Board’s standing committees. In addition, pursuant to the Cooperation Agreement, the Company will nominate Mr. Connor for re-election at the 2024 Annual Meeting for a term expiring at the Company’s 2025 annual meeting of shareholders.

The Company’s nomination and recommendation obligations described above fall away in certain circumstances, including if Huffman ceases to hold a “net long position” in the Company of at least 40% of the shares of the Company’s common stock beneficially held by Huffman as of the date of the Cooperation Agreement. Pursuant to the Cooperation Agreement, Huffman has agreed to abide by certain customary standstill restrictions, voting commitments, and other provisions.

The Cooperation Period, as defined in the Cooperation Agreement, will continue until the later of (i) the date of the 2024 Annual Meeting and (ii) five business days after the date on which Mr. Connor has ceased to serve on the Board. The Cooperation Agreement will terminate upon the earlier of (x) the expiry of the Cooperation Period and (y) upon five business days’ prior written notice of a material breach of the Cooperation Agreement by a party thereto, provided that such material breach is not cured within such notice period.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference.

Item 8.01. Other Events.

On April 20, 2023, Park issued a news release announcing the Company’s entry into the Cooperation Agreement. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement, dated as of April 20, 2023, by and among Park Aerospace Corp., Huffman Prairie Holdings, LLC, and the other signatories thereto

99.1	News Release of Park Aerospace Corp., dated April 20, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2023	PARK AEROSPACE CORP.

	By:	/s/ P. Matthew Farabaugh
Name: P. Matthew Farabaugh
Title: Senior Vice President and Chief Financial Officer